UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 19, 2013
Date of Report (Date of earliest event reported)

CCOM Group, Inc.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 19, 2013, CCOM Group, Inc. (the “Company”) held its Annual Meeting of Shareholders at which four proposals were presented to the Company’s shareholders for consideration. The four matters presented were:

1.	The election of eight directors to hold office for a term of one year and until their successors are duly elected and qualified.

2.	A proposal to ratify the selection of EisnerAmper LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2013.

3.	A vote on a non-binding advisory resolution on executive compensation.

4.	A vote on a non-binding resolution on the frequency of the advisory vote on executive compensation.

The results of the voting were as follows:
	For	Against	Abstained	Broker Non-Votes
Election of Directors
E. Bruce Fredrikson	7,611,113	-	55,027	668,631
Pete Gasiewicz	7,611,113	-	55,027	668,631
Michael Goldman	7,607,913	-	58,227	668,631
Melissa Goldman-Williams	7,607,793	-	58,347	668,631
Frank Harrell	7,611,113	-	55,027	668,631
Stuart H. Lubow	7,598,087	-	68,053	668,631
Ronald H. Miller	7,610,987	-	55,153	668,631
William Pagano	7,607,913	-	58,227	668,631
Ratification of Appointment of Independent Registered Public Accounting Firm	8,048,791	285,665	315	-
Non-Binding Advisory Resolution on Executive Compensation	7,610,337	54,994	809	668,631

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
Non-Binding Resolution on the Frequency of the Advisory Vote on Executive Compensation	7,013,406	20,246	187,379	445,109	668,631

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCOM GROUP, INC.
(Registrant)

Date: June 20, 2013	/s/ William Salek
William Salek
Chief Financial Officer